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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Designs, Inc. on Forms S-8 (Reg. Nos. 33-22957, 33-32690, 33-32687 and
33-52892) of our report dated March 10, 1997, on our audits of the consolidated financial statements of Designs, Inc. as of February 1, 1997 and February 3, 1996 and for each of the three years in the period ended February 1, 1997, which report is incorporated by reference in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
May 1, 1997